UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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NORTHSTAR REAL ESTATE INCOME II, INC.
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On December 11, 2017, Daniel R. Gilbert, the Chairman of the board of directors (the “Board”) of NorthStar Real Estate Income II, Inc. (“NorthStar Income II”) and its Chief Executive Officer and President, delivered a notice of resignation to Colony NorthStar, Inc., NorthStar Income II’s sponsor (the “Sponsor”), tendering his resignation from the Sponsor and its affiliates effective as of January 11, 2018. As a result of the foregoing, Mr. Gilbert resigned as a member of the Board and as Chairman, Chief Executive Officer and President of NorthStar Income II effective as of December 15, 2017.

The decision by Mr. Gilbert was not a result of any disagreement with NorthStar Income II on any matter relating to NorthStar Income’s operations, polices or practices.

In addition, on December 15, 2017, the Board appointed Kevin P. Traenkle as Chairman of the Board, Chief Executive Officer and President of NorthStar Income II to fill the vacancy created by Mr. Gilbert’s resignation, effective as of December 15, 2017.

Mr. Traenkle, age 47, is the Executive Vice President and Chief Investment Officer of the Sponsor, having previously held the position of Executive Director and Chief Investment Officer for one of its predecessors, Colony Capital, Inc. (“Colony Capital”). Mr. Traenkle is also expected to be the Chief Executive Officer of Colony NorthStar Credit Real Estate, Inc., which is expected to be the surviving company in the combination of NorthStar Income II with NorthStar Real Estate Income Trust, Inc. and a select portfolio of assets of the Sponsor. In his roles at the Sponsor and Colony Capital, he has been involved in many facets of the businesses, including business strategy, product development, global client relations, oversight of individual investment and divestment decisions, as well as portfolio construction and risk management. Prior to rejoining the Colony Capital business in 2002, Mr. Traenkle worked for a private equity investment firm, where, among other responsibilities, he focused on the firm’s real estate-related investment and management activities. Prior to originally joining Colony Capital in 1993, Mr. Traenkle worked in the municipal finance department for the investment bank First Albany Corporation in Albany, New York. Mr. Traenkle received a Bachelor of Science in Mechanical Engineering in 1992 from Rensselaer Polytechnic Institute in Troy, New York.